Exhibit 10.9

FLEETCOR TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

FleetCor Technologies, Inc. (the “Company”) hereby issues and sells the shares of its common stock specified below pursuant to its Amended and Restated Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of purchaser (the “Stockholder”):

Date (“Grant Date”):

Number of shares sold hereunder (“Shares”):

Purchase price per share:	$0.001

Form of payment:	Cash

Number of Shares that are “Vested Shares” on the Grant Date:	0

Per Share Liquidity Value Requirement:

Number of Shares that are “Unvested Shares” on the Grant Date:

FleetCor Technologies, Inc.

Signature of Stockholder	By:
Name:
Street Address		Title:

City/State/Zip Code

FLEETCOR TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT — INCORPORATED TERMS AND CONDITIONS

FLEETCOR TECHNOLOGIES, INC. agrees to sell to the Stockholder, and the Stockholder agrees to purchase from the Company, shares of the Company’s common stock (“Common Stock”) on the following terms and conditions:

1. Grant Under Plan. This stock purchase is made pursuant to and is governed by the Company’s Amended and Restated Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan.

2. Purchase and Sale of Stock; Payment of Purchase Price. The Company hereby sells and the Stockholder hereby purchases the Shares specified on the cover page at the price specified thereon. The purchase price is being paid by the Stockholder upon execution and delivery of this agreement as set forth on the cover page hereof. The Company will promptly issue a certificate or certificates registered in the Stockholder’s name representing the Shares, with such certificates to be held in escrow in accordance with the terms hereof.

3. Vesting if Business Relationship Continues.

(a) Vesting. If the Stockholder has continuously maintained a Business Relationship with the Company through the date of a Qualifying Liquidity Event that is not a Private Transaction, Unvested Shares shall become Vested Shares (or shall “vest”) as of immediately prior to such Qualifying Liquidity Event. “Unvested Shares” shall be subject to the repurchase provisions described in Section 4 unless and until they become “Vested Shares.” If the Stockholder’s Business Relationship with the Company ceases, voluntarily or involuntarily, no Unvested Shares shall become Vested Shares thereafter under any circumstances with respect to the Stockholder. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board. The Board, in its discretion, may accelerate any vesting dates. If (i) a Liquidity Event with a Per Share Liquidity Value less than $[            ] (such per share price appropriately adjusted for stock splits, stock dividends and share combinations affecting the number of Fully-Diluted Shares after the date hereof) or (ii) an Offering with has a per share price to the public of less than $[            ] (such per share price appropriately adjusted for stock splits, stock dividends and share combinations affecting the number of Fully-Diluted Shares after the date hereof) occurs after the date hereof (a “Non-Qualifying Event”) no Unvested Shares shall become Vested Shares thereafter under any circumstances with respect to the Stockholder.

(c) Definitions. The following definitions shall apply:

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant.

“Fully-Diluted Shares” means, as of any applicable date, the number of shares of Common Stock outstanding as of such date, plus the number of shares of Common Stock that could be obtained through the exercise or conversion of all rights, options, warrants and convertible securities (whether or not then exercisable or convertible) which are outstanding as of such date.

“Liquidity Event” means the closing of (i) a sale of all or substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other corporation (other than a merger or consolidation in which shares of the Company’s voting capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50%) of the surviving entity’s voting capital stock after such consolidation or merger), or (ii) a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the voting power of the Company.

“Qualifying Liquidity Event” means (a) a Liquidity Event in which the Per Share Liquidity Value is at least $[            ] (such per share price appropriately adjusted for stock splits, stock dividends and share combinations affecting the number of Fully-Diluted Shares after the date hereof) or (b) a firmly underwritten offering of the Company’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended, or any successor statute, resulting in gross proceeds to the Company (before underwriting discounts and commissions and offering expenses) of One Hundred Million Dollars ($100,000,000) or more (an “Offering”) and which has a per share price to the public of at least $[            ] (such per share price appropriately adjusted for stock splits, stock dividends and share combinations affecting the number of Fully-Diluted Shares after the date hereof).

“Per Share Liquidity Value” means the Proceeds of a Liquidity Event divided by the Fully-Diluted Shares; provided that if the Liquidity Event is (i) a sale of all or substantially all of the assets of the Company or (ii) a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of less than 100% of the voting power of the Company, the Per Share Liquidity Amount shall be equal to the Proceeds of the Liquidity Event divided by the Fully-Diluted Shares divided by the percentage of the voting power of the Company or the percentage of the assets of the Company, as applicable, acquired in the Liquidity Event. The Per Share Liquidity Value shall be calculated in good faith by the Board.

“Private Transaction” means any Liquidity Event where the consideration received or retained by the holders of the then outstanding capital stock of the

Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

“Proceeds” means the aggregate value of the proceeds paid or payable to the holders of the Company’s capital stock in their capacity as such in any Liquidity Event after payment (or assumption by the acquiror) of all outstanding obligations of the Company (to the extent such need to be discharged prior to any distribution in respect of the Company’s capital stock, including but not limited to all interest-bearing indebtedness, and other indebtedness for borrowed money, but excluding any other payments, dividends, accrued interest or distributions with respect to the shares of the Company’s capital stock (including a redemption of securities by the Company and/or an issuance by the Company of securities to existing stockholders)). The amount of Proceeds shall be calculated in good faith by the Board.

(d) Termination of Employment. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Stockholder after the approved period of absence. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This agreement shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Stockholder continuously remains an employee of the Company or any Subsidiary.

4. Restrictions on Transfer; Purchase by the Company. The Stockholder may not sell, assign, transfer, pledge, encumber or dispose of (“Transfer”) all or any of his or her Unvested Shares except to the Company pursuant to this Section 4.

Upon the termination of the Stockholder’s Business Relationship (whether voluntarily or involuntarily) or immediately prior to the consummation of a Non-Qualifying Event, as applicable, the Stockholder (or the Stockholder’s representative) shall sell to the Company (or the Company’s assignee) all Unvested Shares in accordance with the procedures set forth below. The purchase price (the “Repurchase Price”) of such Shares (the “Repurchased Shares”) shall be the number of Unvested Shares multiplied by the purchase price per share set forth on the cover page (subject to adjustment as herein provided). The sale of the Repurchased Shares shall take place automatically upon termination of the Stockholder’s Business Relationship or immediately prior to the consummation of a Non-Qualifying Event, as applicable. Such sale shall be effected by the Escrow Holder’s (as defined below) delivery to the Company of a certificate or certificates evidencing the Repurchased Shares, duly endorsed for transfer to the Company.

Upon receipt thereof, the Company shall mail a check for the Repurchase Price to the Stockholder or shall cancel indebtedness owed to the Company by the Stockholder by written notice mailed to the Stockholder, or both. Upon the mailing of a check in payment of the Repurchase Price in accordance with the terms hereof or cancellation of indebtedness as aforesaid, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and Transfer to its own name or cancel the number of Shares being repurchased by the Company.

5. Investment Representation. The Stockholder represents, warrants and acknowledges that the Stockholder: (i) has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (ii) is acquiring the Shares with the Stockholder’s own funds, for the Stockholder’s own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”); (iii) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares and that the Stockholder is able to and must bear the economic risk of the investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore, cannot be offered or sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Furthermore, the Company may place legends on any stock certificate representing the Shares with the securities laws and contractual restrictions thereon and issue related stop transfer instructions.

The Stockholder acknowledges and understands that the Shares have not been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on certain exemptions for private offerings, including those contained in Section 4(2) of the Securities Act, and in the laws of such jurisdictions. The Stockholder further understands that the Company has no intention and is under no obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply the Stockholder with any information necessary to enable the Stockholder to make routine sales of the Shares under Rule 144 or any other rule of the Securities and Exchange Commission.

6. Escrow of Shares. All Unvested Shares shall be held in escrow by the Company, as escrow holder (“Escrow Holder”).

The Escrow Holder is hereby directed to Transfer the Unvested Shares in accordance with this agreement or instructions signed by both the Stockholder and the Company. If the Company or any assignee exercises its repurchase rights hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the Company or such assignee, shall take all steps necessary to accomplish such Transfer. The Stockholder hereby grants the Escrow Holder an irrevocable power of attorney coupled with an interest to take any and all actions required to effect such Transfer.

The Escrow Holder may act in reliance upon advice of counsel in reference to any matter(s) connected with this agreement, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

With respect to any Unvested Shares that become Vested Shares, the Company, upon the written request of the Stockholder, shall promptly issue a new certificate for the number of shares which have become Vested Shares and shall deliver such certificate to the Stockholder and shall deliver to the Escrow Holder a new certificate for the remaining Unvested Shares in exchange for the certificate then being held by the Escrow Holder.

Subject to the terms hereof, the Stockholder shall have all the rights of a stockholder with respect to the Unvested Shares while they are held in escrow, including without limitation, the right to vote the Unvested Shares and receive any cash dividends declared thereon. If, from time to time while the Escrow Holder is holding Unvested Shares, there is any stock dividend, stock split or other change in or respecting such shares, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Unvested Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Unvested Shares” for purposes of this agreement and the repurchase rights of the Company.

7. Certain Tax Matters. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the Transfer of, or the lapse of restrictions on, the Shares, the Stockholder hereby agrees that the Company may withhold from the Stockholder’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration. The Stockholder further agrees that, if the Company does not withhold an amount from the Stockholder’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Stockholder will make reimbursement on demand, in cash, for the amount underwithheld.

The Stockholder represents that he or she has received tax advice from his or her own personal tax advisor on the tax consequences of a purchase of the Shares. The Stockholder understands the tax consequences of filing (and not filing) a Section 83(b) election under the Internal Revenue Code of 1986, as amended (the “Code”). Not in limitation of the foregoing, the Stockholder understands that if a Section 83(b) election is made and the Stockholder’s Business Relationship terminates prior to the vesting of any Unvested Shares, then the Stockholder will have effectively paid tax on property that the Stockholder never received. Further, the Stockholder understands that if a Section 83(b) election is made and the fair market value of the Shares has declined as of when any Unvested Shares vest, then the Stockholder will have effectively increased and accelerated his or her tax liability with respect to such Shares. The filing of a Section 83(b) election is the Stockholder’s responsibility.

8. Failure to Deliver Shares. If the Stockholder (or his or her legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such Shares to the Company in accordance with the terms of this agreement, the Company may, at its option, in addition to all other remedies it may have, mail to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares (or cancel such Shares), and thereupon all of such Stockholder’s rights in and to such Shares shall terminate.

9. Lock-up Agreement. The Stockholder agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

10. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the State of Georgia, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

11. Provision of Documentation to Stockholder. By signing this agreement the Stockholder acknowledges receipt of a copy of this agreement and a copy of the Plan.

12. Stockholders Agreement. The Stockholder acknowledges and agrees that the Shares purchased under this agreement shall be subject to all the terms and restrictions of the Company’s Sixth Amended and Restated Stockholders Agreement, dated as of April 1, 2009, as the same may be amended and/or restated from time to time (the “Stockholders Agreement”). Contemporaneously with the execution and delivery of this Agreement, the Stockholder has executed and delivered an “Instrument of Accession” whereby the Stockholder has become a party to the Stockholders Agreement.

13. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Stockholder, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. All fractional Shares resulting from the adjustment provisions contained in the Plan shall be rounded down.

(d) Changes in Capital Structure. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the securities received in respect of such event shall be “Shares” hereunder subject to this agreement and shall retain the same status as “Vested Shares” or “Unvested Shares” as the Shares in respect of which they were received, and the repurchase price per security subject to repurchase shall be appropriately adjusted by the Company.

(e) Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(g) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of State of Delaware without giving effect to the principles of the conflicts of laws thereof.

(h) No Obligation to Continue Employment. Neither the Plan, this agreement nor any provision hereof imposes any obligation on the Company to continue the Stockholder in employment or any other Business Relationship with the Company.

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